UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  EUROSEAS LTD.
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               (Exact name of Issuer as specified in its charter)

       Republic of the Marshall Islands                       N/A
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   (State of incorporation or organization) (IRS Employer Identification No.)

             Aethrion Center
        40 Ag. Konstantinou Street
         151 24 Maroussi, Greece
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   (Address of principal executive offices)                 (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box. |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. |_|

Securities Act registration statement file number to which this form relates:
NOS. 333-129144, 333-129145 and 333-138780 (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                 Name of each exchange on which
          to be so registered                 each class if to be registered
---------------------------------------   --------------------------------------
Common stock, par value $0.03 per share        The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

                                        NONE
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                                  (Title of class)

Item 1.   Description of Registrants Securities to be Registered.

          The class of securities to be registered hereunder is Common Stock, $0.03 par value per share, of Euroseas Ltd. (the "Registrant"). The descriptions of capital stock set forth under the caption "Description of Euroseas Securities" in the Prospectus included in the Registrant's Registration Statement on Form F-1 (No. 333-129145), and the Prospectus included in the Registrant's Registration Statement on Form F-4 (No. 333-129144), each as filed with the Securities and Exchange Commission on October 20, 2005 and amended on December 5, 2005, January 19, 2006, February 1, 2006 and February 3, 2006, is incorporated herein by reference. The description of capital stock set forth under the caption "Description of Capital Stock" in the Prospectus included in the Registrant's Registration Statement on Form F-1 (No. 333-138780), as filed with the Securities and Exchange Commission on November 17, 2006 and amended on January 10, 2007, January 16, 2007, January 17, 2006 and January 29, 2007, is also incorporated herein by reference (as amended, the "Registration Statements").

Item 2.   Exhibits.

The following exhibits to this Form 8-A have been previously filed as exhibits to the Registrant's Registration Statements and are hereby incorporated by reference herein:

     No.    Exhibit
     ---    -------

     3.2  Bylaws of the Registrant

     3.3 Articles of Incorporation, as amended by the Articles of Amendment of the Registrant

     4.1  Specimen of Common Stock Certificate of the Registrant

     4.2  Form of Securities Purchase Agreement

     4.3  Form of Registration Rights Agreement

     4.4  Form of Warrant

     4.5 Registration Rights Agreement between the Registrant and Friends Investment Company Inc., dated November 2, 2005

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 30, 2007                 EUROSEAS LTD.


                                        By: /s/ Aristides J. Pittas
                                            ------------------------
                                            Name:  Aristides J. Pittas
                                            Title: President

SK 02558 0004 742927